Exhibit 99.3
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

STEVEN THARP, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. ACACIA COMMUNICATIONS, INC., MURUGESAN SHANMUGARAJ, and JOHN F. GAVIN, Defendants.	No. 17-cv-11504-WGY (LEAD DOCKET)
KAREN COLGAN, Derivatively on Behalf of ACACIA COMMUNICATIONS, INC.,
Plaintiff,
v.
MURUGESAN SHANMUGARAJ, BENNY P. MIKKELSEN, JOHN F. GAVIN, FRANCIS J. MURPHY, BHUPENDRA C. SHAH, CHRISTIAN J. RASMUSSEN, MEHRDAD GIVEHCHI, VINCENT T. ROCHE, STAN J. REISS, ERIC A. SWANSON, PETER Y. CHUNG, and JOHN RITCHIE,
Defendants,
and
ACACIA COMMUNICATIONS, INC.,
Nominal Defendant.
No. 17-cv-12350-WGY

JONATHAN WONG, Derivatively on Behalf of ACACIA COMMUNICATIONS, INC.,
Plaintiff,
v.
MURUGESAN SHANMUGARAJ, JOHN F. GAVIN, BENNY P. MIKKELSEN, FRANCIS J. MURPHY, BHUPENDRA C. SHAH, CHRISTIAN J. RASMUSSEN, MEHRDAD GIVEHCHI, ERIC A. SWANSON, STAN J. REISS, PETER Y. CHUNG, JOHN RITCHIE, and VINCENT T. ROCHE,
Defendants,
and
ACACIA COMMUNICATIONS, INC.,
Nominal Defendant.
No. 17-cv-12550-WGY
SANDRA FARAH-FRANCO and RUSSELL GOURLEY, Derivatively on Behalf of Nominal Defendant ACACIA COMMUNICATIONS, INC.,
Plaintiffs,
v.
MURUGESAN SHANMUGARAJ, BENNY P. MIKKELSEN, PETER Y. CHUNG, STAN J. REISS, JOHN RITCHIE, VINCENT T. ROCHE, ERIC A. SWANSON, JOHN F. GAVIN, MEHRDAD GIVEHCHI, FRANCIS J. MURPHY, CHRISTIAN J. RASMUSSEN, and BHUPENDRA C. SHAH,
Defendants,
and
ACACIA COMMUNICATIONS, INC.,
Nominal Defendant.
No. 1:18-cv-10465-WGY

STIPULATION AND AGREEMENT OF
SETTLEMENT, COMPROMISE AND RELEASE
This Stipulation and Agreement of Settlement, Compromise and Release (the “Stipulation”) is entered into between and among the following parties, by and through their respective undersigned counsel, in the Actions1: (i) Plaintiffs, on behalf of themselves and derivatively on behalf of Acacia Communications, Inc. (“Acacia” or the “Company”); (ii) Defendants; and (iii) Acacia, as nominal defendant. This Stipulation sets forth the terms and conditions of the Settlement of the Actions, and is intended by the Parties to fully, finally and forever resolve, discharge and settle all Released Claims as against the Released Parties, subject to the approval of the Court.
WHEREAS:
A.Acacia designs, develops, manufactures, and markets communications equipment. The Company offers highspeed, coherent optical interconnect products for cloud infrastructure operators and content and communication service providers worldwide. Acacia’s products enable “industry leading speed, density, and power efficiency.” Acacia’s stock trades on the NASDAQ Stock Exchange under the ticker symbol “ACIA.” Acacia is a corporation duly organized and existing under the laws of the State of Delaware and maintains its principal place of business and executive offices at Three Mill and Main Place, Suite 400, Maynard, MA 01754.
B.In May 2016, Acacia conducted its initial public offering (“IPO”). In connection with the IPO, certain Company insiders and investors entered into agreements that prohibited them from selling any Acacia common stock until November 8, 2016 (the “Lock-Up Agreements”). Private equity firms that owned a majority of the outstanding shares of Acacia, as well as all of Acacia’s officers, directors and employees, were granted partial early releases from the Lock-Up Agreements. On October 7, 2016, the Company conducted a secondary stock offering (the

1 All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶ 1 herein.

“Secondary Offering”). These private equity firms, a majority of the members of the Board of Directors of Acacia, and certain executives sold Acacia common stock in the Secondary Offering.
C.Acacia’s two largest customers – which together accounted for more than 50% of Acacia’s revenues as of the third quarter of 2016 – were ZTE and ADVA. Acacia’s contracts with both ZTE and ADVA required them to provide Acacia with non-binding, regular, rolling forecasts of their product demands (these contracts also gave ZTE and ADVA broad order cancellation rights). On October 27, 2016, ADVA and ZTE issued earnings releases and forward earnings guidance. More specifically, ZTE announced sales results for the third quarter of 2016 and provided sales guidance for the full 2016 fiscal year that allegedly were lower than market expectations. On the same day, ADVA also announced earnings guidance for 2016 that allegedly was below market expectations. The Company’s stock price dropped over 15% on October 27, 2016, closing at $73.66.
D.On May 31, 2017, Acacia issued a press release and SEC Form 8-K disclosing that it had discovered a quality issue with some of the components manufactured by one of its contract manufacturers. On July 14, 2017, Acacia issued a press release announcing preliminary financial results for the second quarter of 2017, which disclosed that its “results were adversely affected by the quality issue” that Acacia had disclosed previously.
E.In the following months, four plaintiffs filed putative shareholder class actions against Acacia and certain of its officers and directors (among other defendants) alleging that the defendants made misleading statements concerning, inter alia, demand for Acacia’s products, its financial guidance, and Acacia’s quality control process. These actions were consolidated under the caption: Tharp v. Acacia Communications, Inc. et al., 17-cv-11504-WGY (D. Mass) (the “Securities Action”). On June 15, 2018, the Court granted the defendants’ motions to dismiss the

Securities Action, and subsequently entered judgment and dismissed the Securities Action against all defendants. No party to the Securities Action appealed from the judgment.
F.On November 29, 2017, Plaintiff Colgan filed a derivative complaint on behalf of the Company in the United States District Court for the District of Massachusetts (the “Court”) alleging breaches of fiduciary duty against certain directors and officers of Acacia. On December 22, 2017, Plaintiff Jonathan Wong filed a derivative complaint on behalf of the Company alleging breaches of fiduciary duty against certain directors and officers of Acacia in the Court.
G.By letters dated December 6, 2017 and December 15, 2017, respectively, Plaintiffs Gourley and Farah-Franco made demands on the Company pursuant to 8 Del. C. §220 (“Section 220”) to inspect certain of the Company’s books and records. On March 13, 2018, after reviewing documents provided by the Company pursuant the Section 220 demands (the “220 Documents”), Plaintiffs Farah-Franco and Gourley filed a derivative complaint on behalf of the Company in the Court against certain directors and officers of Acacia. Plaintiffs Gourley and Farah-Franco alleged that Defendants breached their fiduciary duties of loyalty, good faith, and candor, and wasted corporate assets, causing harm to Acacia by, among other things: (i) engaging in insider trading themselves, or consciously allowing their co-directors to engage in such trading in excess of $300 million (including trading after the Secondary Offering pursuant to Rule 10b5-1 plans) while allegedly in possession of non-public forecast information from ADVA and ZTE; (ii) failing to establish adequate internal controls; (iii) omitting material information from the offering documents for the Secondary Offering, in violation of the Securities Act of 1933 (the “Securities Act”); and (iv) allowing the Company to omit material information from other filings with the SEC in violation of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934.

H.On April 20, 2018, the Court appointed Plaintiffs Colgan, Farah-Franco, and Gourley as lead plaintiffs for the derivative actions. On May 30, 2018, lead derivative plaintiffs filed a consolidated amended derivative complaint.
I.By letter dated February 12, 2018, Plaintiff Silberberg made a demand on the Company pursuant to Section 220 to inspect certain of the Company’s books and records to determine whether the Company’s officers and directors breached their fiduciary duties by permitting an early release of the Lock-Up Agreement and selling Company shares while in possession of material non-public information. Plaintiff Silberberg and Acacia agreed on the scope of responsive documents, but they could not agree on the terms for a confidentiality agreement to govern the inspection of the requested records.
J.On April 9, 2018, Plaintiff Silberberg filed the Delaware Action in the Court of Chancery of the State of Delaware (“Chancery Court”). In the Delaware Action, Plaintiff Silberberg stated the purpose of the books and records demand, and sought certain changes to the confidentiality agreement proposed by the Company. On May 1, 2018, Plaintiff Silberberg filed a motion for judgment on the pleadings. On May 11, 2018, the Company filed its opposition and cross-motion for judgment on the pleadings. On May 16, 2018, Plaintiff Silberberg filed a reply brief. On May 29, 2018, the Chancery Court held a telephonic hearing and ruled for Plaintiff Silberberg in all respects. On June 1, 2018, the Chancery Court issued a final order granting Plaintiff Silberberg’s motion and entering judgment. On June 1, 2018, Acacia produced 523 pages of documents to Plaintiff Silberberg. On June 7, 2018, Acacia produced an additional 557 pages of documents to Plaintiff Silberberg.
K.In late June 2018, the parties agreed to mediate these Actions. The parties retained Michelle Yoshida (“Ms. Yoshida”) of Phillips ADR to mediate their dispute. On July 16, 2018, the

Parties exchanged mediation statements, and the Plaintiffs made a settlement demand. Prior to the mediation, the parties separately had multiple phone calls with Ms. Yoshida to discuss the merits of their allegations and their respective positions. On July 19, 2018, the parties attended a mediation in New York, New York, before Ms. Yoshida. After a full day session, the parties reached an agreement in principle on substantive terms to settle the Actions and executed a memorandum of understanding (the “MOU”). This Stipulation memorializes the terms of the Parties’ agreement to settle the Actions.
L.The parties have not agreed on attorneys’ fees. Plaintiffs intend to submit a Fee and Expense Application, and also intend to request an incentive award for each Plaintiff.
M.Plaintiffs have owned shares of Acacia common stock since the outset of the Actions and continue to do so. Plaintiffs, having thoroughly considered the facts and law underlying the Actions, and based upon their investigation and prosecution of the Actions and the mediation that led to the Settlement, and after weighing the risks of continued litigation, have determined that it is in the best interests of Acacia and Acacia’s stockholders that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation, and that these terms and conditions are fair, reasonable, and adequate to Acacia and Acacia’s stockholders.
N.Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions, including any and all allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in or arising from the Actions. Without limiting the generality of the foregoing, Defendants have denied and continue to deny that they acted improperly in connection with the partial early release of the Lock-Up Agreement, that they sold shares with insider information, or that any misstatements or materially misleading omissions were made. Further, Defendants believe that they have substantial defenses to the claims alleged against them in the Actions. Defendants have further asserted that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of

Acacia and its stockholders. Nevertheless, Defendants have concluded that further litigation in connection with the Actions would be time-consuming and expensive. After weighing the costs, disruption, and distraction of continued litigation, they have determined, solely to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, that the Actions should be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.
NOW THEREFORE, IT IS STIPULATED AND AGREED, by and among the Parties, by and through their undersigned counsel, and subject to the approval of the Court, that the Actions shall be fully and finally compromised and settled, that the Released Claims shall be released as against the Released Parties, and that the Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of the Settlement, as follows:
DEFINITIONS
1.The following terms, as used in this Stipulation, have the meanings specified below:
a.    “Acacia” means Acacia Communications, Inc.
b.    “Acacia Stockholder(s)” means any and all Persons who hold of record, or beneficially own, shares of Acacia as of the close of business on the date of this Stipulation.
c.     “Actions” means the Federal Actions, the Delaware Action, and all claims set forth in the books and records demand letters that Plaintiffs Farah-Franco, Gourley and Silberberg served on Acacia.
d.     “Court” means the United States District Court for the District of Massachusetts.
e.    “Defendants” means Murugesan “Raj” Shanmugaraj, Benny P. Mikkelsen, Peter Y. Chung, Stan J. Reiss, John Ritchie, Vincent T. Roche, Eric A. Swanson, John F. Gavin, Mehrdad Givehchi, Francis J. Murphy, Christian J. Rasmussen, and Bhupendra C. Shah.
f.    “Delaware Action” means the lawsuit captioned Silberberg v. Acacia Communications, Inc., Case No. 2018-0262-TMR (Del. Ch.).

g.     “Delaware Counsel” means, collectively, the law firms of Bernstein Litowitz Berger & Grossmann LLP, Labaton Sucharow LLP, and Bottini & Bottini, Inc.
h.    “Delaware Plaintiff” means Gary Silberberg.
i.     “Effective Date” means the first date by which all of the conditions precedent set forth in paragraph 12 below have been met and occurred or have been waived in writing by the Parties.
j.    “Federal Actions” means the lawsuits captioned Colgan v. Shanmugaraj et al., Case No. 1:17-cv-12350 (D. Mass.); Wong v. Shanmugaraj et al., Case No. 1:17-cv-12550 (D. Mass.); Farah-Franco et al. v. Shanmugaraj et al., Case No. 1:18-cv-10465 (D. Mass.), as consolidated into Tharp et al. v. Acacia Communications, Inc. et al., Case No. 17-cv-11504 (D. Mass.).
k.    “Federal Counsel” means, collectively, the law firms of Scott+Scott Attorneys at Law LLP, Robbins Arroyo LLP, as well as The Rosen Law Firm, P.A., The Brown Law Firm, P.C., Law Offices of Peter C. Horstmann, and Partridge Ankner LLP.
l.    “Federal Plaintiffs” means Karen Colgan, Sandra Farah-Franco, Russell Gourley, and Jonathan Wong.
m.    “Fee and Expense Application” means the application by Plaintiffs’ Counsel to be filed with the Court for an award of attorneys’ fees and reimbursement of litigation expenses and incentive awards for Plaintiffs.
n.    “Final” with respect to the judgment approving the Settlement or any other court order means: (i) if no appeal from the Judgment or Final order is taken, the date on which the time for taking such an appeal expires under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the judgment or order; or (ii) if any appeal, petition, motion, or other applications for review is filed, sought, or taken, the date on which all appeals, petitions, motions, or other applications for review, including petitions for rehearing or reargument, have been finally disposed of (whether through expiration of time to file, through denial of any request for review, by affirmance on the merits or otherwise) in such a manner as to affirm the Court’s Judgment or other Court order in all material respects and the time, if any, for seeking further review, including any petition for a writ of certiorari or other form of review, has expired.
o.    “Final Order and Judgment” or “Judgment” means the Final Order and Judgment of the Court, substantially in the form attached hereto as Exhibit D, approving the Settlement and dismissing the Federal Actions with prejudice without costs to any Party (except as provided in this Stipulation).
p.    “Notice” means the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit B.
q.    “Parties” means Plaintiffs and Defendants.

r.    “Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or any other business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns.
s.    “Plaintiffs” means Federal Plaintiffs and Delaware Plaintiff.
t.    “Plaintiffs’ Counsel” means Delaware Counsel and Federal Counsel.
u.    “Preliminary Approval Order” means the order to be entered pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, substantially in the form attached hereto as Exhibit A: (i) preliminarily approving the settlement; (ii) approving the form and manner of notice to Acacia Stockholders of the pendency of the Actions, the Settlement, and their right to object; and (iii) establishing the procedure and schedule for the Court’s consideration of the Settlement, dismissal of the Federal Action with prejudice, and Plaintiffs’ Fee and Expense Application.
v.    “Released Claims” means all Released Plaintiffs’ Claims and all Released Defendants’ Claims.
w.    “Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims, that were or could have been asserted by any of the Defendants in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, and that are based upon, arise out of, or relate to the commencement, prosecution, defense, mediation or settlement of the Actions, including, but not limited to, discovery produced in the Actions; provided, however, for the avoidance of doubt, that the Released Defendants’ Claims shall not include any claims to enforce this Stipulation, the Settlement, or the Final Order and Judgment.
x.    “Released Defendants” means, whether or not each or all of the following Persons were named, served with process, or appeared in the Actions, (i) Defendants, Defendants’ counsel, and Acacia; (ii) the current and former parents (including general or limited partners), affiliates, subsidiaries, successors, predecessors, assigns, and assignees of each of the Defendants, Defendants’ counsel, and Acacia; and (iii) all of the former or current agents, controlling persons, principals, members, managers, managing members, direct or indirect equity holders, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, insurers, reinsurers, co-insurers, underwriters, accountants, auditors, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors of each Person listed in (i) and (ii), in their capacities as such, and each of their current and former officers, directors, employees, parents, affiliates, subsidiaries, successors, predecessors, assigns, and assignees, in their capacities as such.
y.    “Released Parties” means the Released Defendants and the Released Plaintiffs.
z.    “Released Plaintiffs’ Claims” means any and all manner of claims, demands, remedies, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims, (i) that Plaintiffs asserted in the Verified Consolidated Amended Shareholder Derivative Complaint; or (ii) that Plaintiffs could have asserted derivatively on behalf of nominal defendant Acacia in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law, rule, or regulation, and that are based upon, arise out of, or relate to the actions, inactions, deliberations, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendants relating to any agreement, transaction, occurrence, conduct, or fact alleged or set forth in the Verified Consolidated Amended Shareholder Derivative Complaint; provided, however, for the avoidance of doubt, that the Released Plaintiffs’ Claims shall not include (i) those direct shareholder claims asserted in the class action captioned Tharp et al. v. Acacia Communications, Inc. et al., Case No. 17-cv-11504 (D. Mass.) or (ii) any claims to enforce this Stipulation, the Settlement, or the Final Order and Judgment.
aa.    “Released Plaintiffs” means Plaintiffs, Plaintiffs’ Counsel, Acacia, Acacia Stockholder(s), and any and all of their former or current agents, parents, controlling persons, partners (including general or limited partners), members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, successors, assigns, insurers, reinsurers, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors.
bb.    “Releases” means the releases set forth in paragraphs 7 and 8 below.
cc.     “Settlement” means the settlement and resolution of the Actions on the terms and conditions contained in this Stipulation.
dd.     “Settlement Hearing” means a hearing required under Rule 23.1 of the Federal Rules of Civil Procedure, at or after which the Court will review the adequacy,

fairness, and reasonableness of the Settlement and determine whether to issue the Final Order and Judgment.
ee.    “Stipulation” means this Stipulation and Agreement of Settlement, Compromise and Release dated September 14, 2018.
ff.    “Summary Notice” means the Summary Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit C.
gg.    “Unknown Claims” means and includes any and all claims that one or more of the Released Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties. This includes claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision(s) with respect to the Settlement and the Released Claims, including his, her, or its decision to object or not to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Defendants, and Acacia shall have expressly waived, and each of the other Acacia Stockholders shall be deemed to have waived, and by operation of the Final Order and Judgment, shall have expressly waived, and released any all provisions, rights and benefits conferred by or under California Civil Code § 1542 (and provisions of the laws of the United States or any state or territory thereof, or of the common law, that are equivalent, comparable, or analogous to California Civil Code § 15422). California Civil Code § 1542 provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs, Defendants, and Acacia acknowledge, and all other Acacia Stockholders by operation of law shall be deemed by operation of law to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Defendants, and Acacia, and of all other Acacia Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and Acacia acknowledge, and all other Acacia Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into this Stipulation and agreeing to the Settlement.

hh.    “Verified Consolidated Amended Shareholder Derivative Complaint” means the Verified Consolidated Amended Shareholder Derivative Complaint filed by Federal Plaintiffs on May 30, 2018.
SETTLEMENT CONSIDERATION
2.    In consideration of the full settlement, satisfaction, compromise and release of the Released Plaintiffs’ Claims and the dismissal with prejudice of the Actions, the Parties agree as specified below.
3.    In consideration of the settlement, Acacia will adopt the corporate governance changes below for a period of three years.
4.    Acacia acknowledges that the pendency, prosecution, and settlement of the Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a substantial factor in the Company’s decision to agree to the corporate governance changes described in paragraphs 6(a), 6(b), and 6(c) below, and a factor in the Company’s decision to agree to the corporate governance change described in paragraph 6(d) below.
5.    This Settlement has been approved by those Acacia director(s) who have not been named as defendants in any of the Actions as being in the best interests of the Company.
6.    The Board of Directors of Acacia (the “Board”) has or shall adopt resolutions and amend committee charters to the extent necessary for the implementation of the corporate governance changes set forth below. The corporate governance changes set forth herein shall be maintained for a period of at least three years, unless any provision (or part of any provision) is rendered unlawful or ill-advised under any statute or regulation. The Board may exercise its discretion in deciding whether to continue any of the corporate governance changes after three years.

a.    Insider Trading Policy and Compliance. Acacia will form a Trading Compliance Committee, which will consist of the Chief Financial Officer, General Counsel/Principal Legal Officer, and Corporate Counsel.
i.    The Trading Compliance Committee will be responsible for overseeing compliance with the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines, including reviewing and approving (i) all proposed transactions in Acacia stock by the Company’s directors and those employees subject to Section 16 of the Securities Exchange Act, (ii) 10b5-1 plans (and any modifications or changes to such plans) entered into by such directors and employees, and (iii) any requests for waivers/exceptions to the Insider Trading Policy and 10b5-1 Plan Guidelines.
ii.    The Audit Committee will be responsible for (i) reviewing and approving the Insider Trading Policy and 10b5-1 Plan Guidelines and any amendments and modifications thereto, and (ii) conducting quarterly reviews of the activities of the Trading Compliance Committee.
iii.    The Trading Compliance Committee will make quarterly reports to the Audit Committee concerning transactions and plans under the Insider Trading Policy and 10b5-1 Plan Guidelines reviewed during the prior quarterly period.
iv.    Acacia will add the following language to its Insider Trading Policy: “In the event of a material violation of this policy, the Company reserves all its available rights and remedies with respect thereto, up to and including termination of employment and disgorgement of profits.”
v.    Defendants will disclose Acacia’s Insider Trading Policy promptly following the policy’s next revision, which will be presented to the Audit Committee and the Board at their next meetings, currently scheduled for October 2018.
vi.    No member of the Trading Compliance Committee will participate in the deliberations, review, or approval of his or her own trading or plans.
b.    Approval of Lock-Up Releases or Black-Out Periods. The Trading Compliance Committee will provide recommendations to the Audit Committee on whether to approve any requests to waive any lock-up provisions or blackout trading restrictions, which will then be subject to approval by the Audit Committee. No member of the Audit Committee will participate in the deliberations, review, or approval of any request to waive any lock-up provisions or blackout trading restrictions made by such committee member or committee member’s affiliate.
c.    Improved Internal Controls and Reporting.
i.    Acacia will amend Section B.4. of its Governance Guidelines by amending the following provisions as indicated:

*    Current business and financial performance, including the degree of achievement of approved objectives, manufacturing protocols and quality controls, and the need to address forward-planning issues.
*    Future business prospects and forecasts, including actions, facilities, product demand, personnel and financial resources required to achieve forecasted results.
ii.    The Audit Committee and Trading Compliance Committee will receive quarterly information concerning demand, manufacturing issues, and quality control issues.
iii.    The Disclosure Committee will adopt a resolution at its next meeting to expand the group of quarterly certifying employees beyond executive management, finance, and legal personnel to include selected employees in sales and engineering who have contact with customers and access to forecast data.
iv.    The Chair of the Disclosure Committee will report to the Audit Committee on a quarterly basis.
d.    Board Composition. As of the mediation date, Acacia was in the process of identifying new independent director candidates. Acacia commits to appoint a new independent director by the end of 2019. Acacia commits to including in the slate of potential candidates no less than a majority of gender diverse candidates and to make gender diversity a top priority in its search.
RELEASES
7.    Upon the Effective Date, Plaintiffs and each and every other Acacia Stockholder, derivatively on behalf of Acacia, and Acacia directly, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Plaintiffs’ Claims against the Released Defendants and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Actions against the Released Defendants, and shall be forever enjoined from prosecuting the Released Plaintiffs’ Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

8.    Upon the Effective Date, Defendants, Acacia, and each of the other Released Defendants shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Released Plaintiffs and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the prosecution, settlement, or resolution of the Actions against the Released Plaintiffs, and shall be forever enjoined from prosecuting the Released Defendants’ Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.
PRELIMINARY APPROVAL ORDER
9.    Promptly after the execution of this Stipulation, the Parties shall jointly request entry of the Preliminary Approval Order: (i) preliminarily approving the settlement; (ii) approving the form and manner of notice to Acacia Stockholders of the pendency of the Actions, the Settlement, and their right to object; and (iii) establishing the procedure and schedule for the Court’s consideration of the Settlement, dismissal of the Federal Action with prejudice, and Plaintiffs’ Fee and Expense Application.
NOTICE
10.    The Preliminary Approval Order will provide that notice of the Settlement be given in the following manner: (i) disclosure of the terms of Settlement through the filing by Acacia of a Form 8-K with the SEC, which filing shall include a copy of the Notice and this Stipulation; (ii) publishing by Acacia of the Summary Notice once in Investor’s Business Daily; and (iii) posting of the Notice and the Stipulation on Acacia’s corporate website, which documents shall remain posted on the Acacia’s corporate website through the Effective

Date of the Settlement. The Preliminary Approval Order will also provide that the Notice and this Stipulation be posted on the respective websites maintained by Plaintiffs’ Counsel.
11.    Acacia shall fund all costs and expenses related to providing notice of the Settlement irrespective of whether the Court approves the Settlement, and in no event shall Plaintiffs or their counsel be responsible for any notice costs.
CONDITIONS OF SETTLEMENT; TERMINATION
12.    The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver in writing by all Parties of all of the following events:
a.    the Court has entered the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A;
b.    the Court has approved the Settlement, following notice and a hearing;
c.    the Court has entered the Judgment; and
d.    the Judgment has become Final.
13.    Plaintiffs (provided Plaintiffs unanimously agree amongst themselves) and Defendants (provided Defendants unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty (30) calendar days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (d) the date upon which an order vacating, modifying, revising or reversing the Judgment becomes Final. However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for an award of attorneys’ fees or litigation expenses shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.
14.    If Plaintiffs or Defendants exercise their right to terminate the Settlement pursuant to paragraph 13 above, then: (a) the Settlement and the relevant portions of this Stipulation shall be canceled; (b) Plaintiffs, Defendants, and Acacia shall revert to their respective litigation positions in the Action as of immediately prior to the execution of the MOU on July 19, 2018; and (c) the terms and provisions of the MOU and this Stipulation, with the exception of this paragraph 14 and paragraph 23 below, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if the MOU and this Stipulation had not been entered.
15.    Within five (5) business days of the Court’s entry of the Judgment, Delaware Plaintiff shall dismiss the Delaware Action with prejudice.
ATTORNEYS’ FEES AND EXPENSES
16.    Plaintiffs’ Counsel intends to submit to the Court the Fee and Expense Application based upon the benefits provided to Acacia and its stockholders from the Settlement and the prosecution of the Actions. The Fee and Expense Application shall be the only petition for attorneys’ fees, expenses and Plaintiffs’ incentive award allowed on behalf of Plaintiffs, Plaintiffs’ Counsel, or counsel purporting to represent any other Acacia Stockholder in connection with the Actions or the Settlement. Defendants reserve the right to object to the Fee and Expense Application or any other request for an award of attorneys’ fees, expenses, or incentive award in connection with the Actions.

17.    Acacia (directly or through its insurers) shall pay or cause to be paid the attorneys’ fees, expenses, and Plaintiffs’ incentive award as awarded by the Court in response to the Fee and Expense Application (the “Fee Award”) within ten (10) business days after the Court issues such an order to an account designated by Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attacks on the Settlement or any part thereof. The Parties agree that any Fee Award shall fully satisfy any and all claims for an award of attorneys’ fees, expenses, and inventive award by Plaintiffs, Plaintiffs’ Counsel, or any other counsel purporting to represent any other Acacia Stockholder in connection with the Actions or the Settlement.
18.    Payment of the Fee Award shall constitute final and complete payment for the Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Actions and the resolution of the claims alleged therein. Defendants and their counsel shall have no responsibility for the allocation of the Fee Award among Plaintiffs’ Counsel. Defendants and/or their insurers shall have no obligation to make any payment other than as provided in this Stipulation to Plaintiffs or any of Plaintiffs’ Counsel.
19.    This Settlement is not contingent upon any particular amount of Fee Award being awarded by the Court. Thus, Plaintiffs shall not have the ability to terminate this Settlement on the ground that the Court awards a lesser Fee Award than is sought.
20.    If, after payment of the Fee Award, the Settlement is terminated pursuant to the terms of this Stipulation or the award is reversed, vacated, or reduced by Final order, Plaintiffs’ Counsel shall, within thirty (30) calendar days after (a) receiving from Defendants’ counsel notice of the termination of the Settlement; or (b) any order of a court of appropriate jurisdiction reversing, vacating, or reducing the Fee Award becomes Final, make appropriate refunds or repayments to Acacia or Defendants. Each Plaintiffs’ Counsel or Plaintiff which receives any portion of the Fee Award is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph and other provisions related to the Fee Award.
21.    Except as otherwise provided in this Stipulation, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.
COOPERATION
22.    In addition to the actions specifically provided for in this Stipulation, the Parties agree to use their best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations, or agreements, to consummate and make effective this Stipulation and the Settlement. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement, including, but not limited to, resolving any objections raised with respect to the Settlement.
STIPULATION NOT AN ADMISSION
23.    Neither this Stipulation nor any act or omission in connection therewith is intended or shall be deemed to be a presumption, concession or admission by: (i) any of the Defendants or any of the Released Defendants as to the validity of any claims, causes of action or other issues that were, might be, or have been raised in the Actions, or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (ii) Plaintiffs as to the infirmity of any claim or the validity of any defense, or to the amount of any damages. The existence of this Stipulation, its contents or of any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any Person for any purpose in the Actions or otherwise, except as may be necessary to effectuate the Settlement. Notwithstanding the foregoing, any of the Released Parties may file this Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
NO WAIVER
24.    Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions in this Stipulation by such other Party. All waivers must be in writing and signed by the party against whom the waiver is asserted.
25.    No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under this Stipulation.

AUTHORITY
26.    This Stipulation will be executed by counsel to the Parties, each of which represents and warrants that he, she, or it has been duly authorized and empowered to execute this Stipulation on behalf of such Party, and that it shall be binding on such Party in accordance with its terms.
SUCCESSORS AND ASSIGNS
27.    This Stipulation is, and shall be, binding upon, and inure to the benefit of, the Parties and their respective agents, spouses, heirs, predecessors, successors, personal representatives, representatives and assigns; provided, however, that no Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Parties.
BREACH
28.    The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity or otherwise, are expressly reserved.
GOVERNING LAW AND FORUM
29.    This Stipulation shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles. Any action relating to this Stipulation will be filed exclusively in the Court. Each Party: (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court; (ii) consents to service of process by registered mail upon such Party and/or such

Party’s agent; and (iii) waives any objection to venue in the Court and any claim that Massachusetts or the Court is an inconvenient forum.
ENTIRE AGREEMENT
30.    This Stipulation and the attached exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior or contemporaneous oral or written agreements, understandings or representations. All Parties agree that no representations, warranties or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. All Parties further agree that they are not relying on any representations, warranties or covenants that are not expressly contained and memorialized in this Stipulation or its exhibits. All of the exhibits hereto are material and integral parts hereof and are fully incorporated herein by reference.
INTERPRETATION
31.    This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.
32.    Section and/or paragraph titles have been inserted for convenience only and will not be used in interpreting the terms of this Stipulation.
33.    The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other Person, except with respect to: (i) any attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel pursuant to the terms of this Stipulation; and (ii) the Released Parties who are not signatories hereto, who shall be third-party beneficiaries under this Stipulation and entitled to enforce it in accordance with its terms, but the consent of such third-party beneficiary shall not be required to amend, modify or terminate this Stipulation.
AMENDMENTS
34.    This Stipulation may not be amended, changed, waived, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by counsel to all of the Parties to this Stipulation, on behalf of each such Party.
COUNTERPARTS
35.    This Stipulation may be executed in any number of actual, telecopied or electronically mailed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual, telecopied or electronically mailed counterparts have been signed by each of the Parties to this Stipulation and delivered to the other Parties. The executed signature page(s) from each actual, telecopied or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.
CONTINUING JURISDICTION
36.    The consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain exclusive jurisdiction for the purpose of enforcing the terms of this Stipulation.
NOTICE TO PARTIES

37.    If any Party is required to give notice to any other Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand or courier delivery, or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs:

Geoffrey M. Johnson
SCOTT+SCOTT
ATTORNEYS AT LAW LLP
12434 Cedar Road, Suite 12
Cleveland Heights, OH 44118
(216) 229-6088
gjohnson@scott-scott.com
Steven R. Wedeking
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101

David Wales BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 1251 Avenue of the Americas New York, NY 10020-1104 Ned Weinberger LABATON SUCHAROW LLP 300 Delaware Avenue, Suite 1340 Wilmington, DE 19801
If to Defendants: Daniel W. Halston Peter J. Kolovos WILMER CUTLER PICKERING HALE AND DORR LLP 60 State Street Boston, MA 02109

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed by their duly authorized counsel, as of September 14, 2018.

[signature pages follow]

/s/ Geoffrey M. Johnson
Geoffrey M. Johnson (admitted pro hac vice)
SCOTT+SCOTT ATTORNEYS AT LAW LLP
12434 Cedar Road, Suite 12
Cleveland Heights, OH 44118
Telephone: (216) 229-6088
Facsimile: (860) 537-4432
gjohnson@scott-scott.com
Amanda F. Lawrence (BBO# 568737)
David R. Scott
SCOTT+SCOTT ATTORNEYS AT LAW LLP
156 South Main Street
P.O. Box 192
Colchester, CT 06415
Telephone: (860) 537-5537
Facsimile: (860) 537-4432
alawrence@scott-scott.com
david.scott@scott-scott.com
Joe Pettigrew
SCOTT+SCOTT ATTORNEYS AT LAW LLP
600 W. Broadway, Suite 3300
San Diego, CA 92101
Telephone: (619) 233-4565
Facsimile: (619) 233-0508
jpettigrew@scott-scott.com
Co-Lead Counsel for Derivative Plaintiffs

/s/ Steven R. Wedeking
Steven R. Wedeking (admitted pro hac vice)
Brian J. Robbins
Felipe J. Arroyo (admitted pro hac vice)
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
brobbins@robbinsarroyo.com
farroyo@robbinsarroyo.com
swedeking@robbinsarroyo.com
Co-Lead Counsel for Derivative Plaintiffs

/s/ David Wales
Mark Lebovitch
David Wales
David MacIsaac
John Vielandi
BERNSTEIN LITOWITZ
BERGER & GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020-1104
Telephone: (212) 554-1400
Facsimile: (212) 554-1444
markl@blbglaw.com
DWales@blbglaw.com
david.macisaac@blbglaw.com
John.Vielandi@blbglaw.com

Counsel for Plaintiff Gary Silberberg

/s/ Peter J. Kolovos
Daniel W. Halston (BBO # 548692)
Peter J. Kolovos (BBO # 632984)
Ian Coghill (BBO # 685754)
Erika M. Schutzman (BBO # 696241)
WILMER CUTLER PICKERING
HALE AND DORR LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
daniel.halston@wilmerhale.com
peter.kolovos@wilmerhale.com
ian.coghill@wilmerhale.com
erika.schutzman@wilmerhale.com

Attorneys for Acacia Communications, Inc.,
Murugesan Shanmugaraj, John F. Gavin, Benny P.
Mikkelsen, Francis J. Murphy, Bhupendra C. Shah,
Christian J. Rasmussen, Mehrdad Givehchi, Eric A.
Swanson, Stan J. Reiss, Peter Y. Chung, John Ritchie,
and Vincent T. Roche